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                                                              Exhibit 99 906CERT

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

   1. The Registrant's periodic report on Form N-CSR/A, on behalf of the U.S. Large Cap Value Portfolio and VA Large Value Portfolio, for the period ended November 30, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

   2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant, on behalf of the U.S. Large Cap Value Portfolio and VA Large Value Portfolio.


By:   /s/ David G. Booth
      ---------------------------------
      David G. Booth
      Principal Executive Officer
      DFA Investment Dimensions Group Inc.

Date:  March 28, 2005


By:   /s/ Michael T. Scardina
      ---------------------------------
      Michael T. Scardina
      Principal Accounting Officer
      DFA Investment Dimensions Group Inc.

Date:  March 28, 2005